Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-167506, 333-174344, 333-216375, and 333-225039 on Form S-8, Nos. 333-215401, 333-235649, and 333-269860 on Form S-3, and Post-Effective Amendment No. 1 to No. 333-214488 on Form S-8 to Form S-4) of our reports dated February 21, 2025, with respect to the consolidated financial statements of Cboe Global Markets, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Kansas City, Missouri
February 21, 2025